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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Security Capital Group Incorporated 1991 Option Plan B and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the financial statements at December 31, 1996 and for the year ended December 31, 1996 of Homestead Village Incorporated included in the Registration Statement (Form S-11 No. 333-26037) and the related Prospectus of Security Capital Group Incorporated filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas
October 20, 1997